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Exhibit 32.1

Certification of UAL CORPORATION
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

        Each undersigned officer certifies that to the best of his knowledge based on a review of the quarterly report on Form 10-Q for the period ended March 31, 2008 of UAL Corporation (the "Report"):

  (1)
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of UAL Corporation.

Date: May 9, 2008

/s/ GLENN F. TILTON Glenn F. Tilton Chairman, President and Chief Executive Officer
/s/ FREDERIC F. BRACE Frederic F. Brace Executive Vice President and Chief Financial Officer

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  Exhibit 32.1